                                                              Exhibit 99
                               Earnings Release

                    Toyota Motor Credit Corporation Reports
              Third Quarter Operating Net Income of $56 Million

TORRANCE, Calif. February 8, 2002 -- Toyota Motor Credit Corporation ("TMCC"), which is marketed under the brands of Toyota Financial Services ("TFS") and Lexus Financial Services ("LFS"), today announced fiscal third quarter operating net income of $56 million, an increase of $31 million (124%) over the comparable prior year period. For the nine months ended December 31, 2001, operating net income was $167 million, an increase of $95 million (132%) over the same period in the prior year. The strong financial performance is primarily attributed to asset and revenue growth and improvement in net interest margin. The net margin increase was partially offset by higher credit and disposition losses and increased operating costs associated with the restructuring of its field operations and technology projects. Operating net income excludes the effect of market value changes related to derivative hedging contracts and a charge related to the Company's minority investment in Toyota Credit Argentina ("TCA").

Finance volume of $4.6 billion was strong for the quarter, exceeding the comparable prior year period by $1.5 billion (50%). As of December 31, 2001, managed assets totaled $35 billion, an increase of $4 billion (13%) from a year earlier. "Our strong operating performance through the third quarter keeps us on track for a record year," said George Borst, President and CEO. "Our overall market share penetration of Toyota and Lexus financed sales to consumers improved to 36.8% and we continue to increase our penetration of wholesale financing for Toyota and Lexus dealers."

Annualized net charge-offs totaled .59% for the three months ended
December 31, 2001, an increase of 9 bps from the quarter ended
September 30, 2001 and an increase of 15 bps over the same period in the prior year. The restructuring of field operations combined with the recent economic downturn and the introduction of the expanded tiered pricing program for both retail and lease contracts resulted in an increase in 60+ day delinquency to .39%, up 13 bps from September 30, 2001 and 14 bps from December 31, 2000.

Net income, including the effect of mark to market adjustments on derivative contracts and the charge related to its Argentina investment, for the three month and nine month periods ending December 31, 2001 totaled $92 million and $163 million, respectively. TMCC uses derivative contracts as part of its interest rate risk management program. The mark to market adjustments are determined in accordance with Financial Accounting Standards Board Pronouncement Numbers 133 and 138.

In the third quarter, in connection with the recent Argentine currency re-denomination, TMCC recorded a charge of $31 million ($19 million after tax) to write-off its $5 million investment in TCA and to establish a contingency reserve of $26 million which is the estimate of what TMCC will be required to fund under its $47 million guaranty of TCA's offshore outstanding debt.

TFS and LFS are the finance and insurance brands for Toyota and Lexus respectively in the United States. They primarily offer retail auto financing and leasing, and wholesale auto financing through Toyota Motor Credit Company and extended service contracts through Toyota Motor Insurance Services ("TMIS"). TFS\LFS currently employs over 2,600 associates nationwide, and has managed assets of $35 billion. It is part of a worldwide network of comprehensive financial services offered by Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.

This news release contains certain forward-looking statements that are subject to risks and uncertainties. The factors which may cause future results to differ materially from expectations are discussed in the Form 10-KT for the transitional year ended March 31, 2001, filed with the Securities and Exchange Commission. TMCC undertakes no obligation to update or revise any forward-looking statements.

                                    Toyota Motor Credit Corporation
                                         Financial Highlights

Condensed Financial Information ($ Millions)
-------------------------------------------
                                                                                    Nine Months
                                   Three Months Ended or at     % Change            Ended or at
                                ------------------------------    Prior         -------------------
                                12/31/01    9/30/01   12/31/00    Year          12/31/01   12/31/00   % Change
                                --------   --------   --------  --------        --------   --------   --------
Revenues:
  Net Financing Revenues        $    250   $    234   $    127     97%          $    688   $    467       47%
  Other Revenues                      64         72         73    -12%               194        142       37%

Expenses:
  Operating Costs & Other            156        147        122     28%               437        372       17%
  Provision for Credit Losses         65         51         36     81%               166        111       50%

Operating Net Income            $     56   $     73   $     25    124%          $    167   $     72      132%
                                ========   ========   ========                  ========   ========

Net Income (1)                  $     92   $     21   $     18    411%          $    163   $     65      151%
                                ========   ========   ========                  ========   ========

Key Data ($ Millions)
--------------------

Contract Volume
---------------
  Retail                        $  3,367   $  2,918   $  1,733     94%          $  8,984   $  5,581       61%
  Lease                            1,246      1,454      1,340     -7%             4,368      4,266        2%
                                --------   --------   --------                  --------   --------
      Total Volume              $  4,613   $  4,372   $  3,073     50%          $ 13,352   $  9,847       36%
                                ========   ========   ========                  ========   ========

Market Share (2)
------------
  Retail                           28.6%      24.5%      17.2%                     25.4%      17.9%
  Lease                             9.3%      11.6%      13.3%                     11.4%      13.6%
                                   ----       ----       ----                      ----       ----
      Total Market Share           37.9%      36.1%      30.5%                     36.8%      31.5%
                                   ====       ====       ====                      ====       ====

Credit Quality
--------------
  60+ Day Contractual
    Delinquency                    0.39%      0.26%      0.25%
  Annualized Credit Loss Ratio     0.59%      0.50%      0.44%

Balance Sheet Information
-------------------------
  Net Earning Assets (3)
    Retail                      $ 13,494   $ 11,160   $  9,675     39%
    Lease                         13,207     13,431     12,993      2%
    Wholesale & Other              4,384      3,950      3,899     12%
                                --------   --------   --------
      Total                     $ 31,085   $ 28,541   $ 26,567     17%
                                ========   ========   ========

Allowance for Credit Losses     $    269   $    248   $    225
  % of Average Earning Assets      0.86%      0.86%      0.84%

Total Assets                    $ 33,446   $ 32,079   $ 29,051
Notes and loans payable (4)     $ 26,523   $ 25,199   $ 22,374
Capital Stock                   $    915   $    915   $    915
Retained Earnings               $  1,740   $  1,648   $  1,557

Managed Information
-------------------
  Managed Assets (3) (5)
    Retail                      $ 17,230   $ 15,496   $ 12,652     36%
    Lease                         13,345     13,668     14,384     -7%
    Wholesale & Other              4,384      3,950      3,899     12%
                                --------   --------   --------
      Total                     $ 34,959   $ 33,114   $ 30,935     13%
                                ========   ========   ========

(1) After SFAS 133/138 mark to market adjustment (net of income tax effect) of $55 million, $(52) million and
    $(7) million for the three months ended December 31, 2001, September 30, 2001 and December 31, 2000,
    respectively, and $15 million and $(7) million for the nine months ended December 31, 2001 and
    December 31, 2000, respectively, and after the charge related to TCA (net of income tax effect) of
    $(19) million for the three months and nine months ended December 31, 2001.
(2) Market share represents penetration of Toyota and Lexus financed sales to consumers.
(3) Net of allowance for credit losses.
(4) Notes and Loans Payable at December 31, 2001 includes notes payable related to securitized finance receivables structured as collateralized borrowings.
(5) Includes securitized retail and lease assets.